UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2022 (the “Effective Date”), RVL Pharmaceuticals plc (the “Company”), Osmotica Pharmaceutical Corp. (the “Issuer”) and RVL Holdings US LLC (“Intermediate Holdings”) entered into an amendment to the note purchase agreement (the “Amendment”) with, among others, Athyrium Opportunities IV Acquisition LP, as administrative agent (the “Administrative Agent”), Athyrium Opportunities IV Acquisition LP (including its successors and assigns), as the existing purchaser of the first tranche notes (“Existing Purchaser”) and Athyrium Opportunities IV Co-Invest 1 LP, as the new purchaser of the second tranche notes (“New Purchaser”, and together with the Existing Purchaser, the “Purchasers”), which amends the note purchase agreement, dated October 1, 2021 (the “Existing Note Purchase Agreement”) with, among others, the Issuer, Intermediate Holdings, the Administrative Agent and the purchasers party thereto. The Existing Note Purchase Agreement provided for the issuance of certain senior secured notes (the “Notes”) to the Existing Purchaser in an aggregate principal amount of up to $100 million in three separate tranches, with (i) the first tranche Notes being issued on October 12, 2021, in an aggregate principal amount equal to $55 million, (ii) the second tranche Notes being available to the Issuer at any time after the issuance of the first tranche Notes but prior to the first anniversary thereof, upon the satisfaction of certain conditions, including a minimum net product sales target for Upneeq over a specified period of time (the “Second Tranche Condition”), in an aggregate principal amount of up to $20 million and (iii) the third tranche Notes being available to the Issuer at any time after the issuance of the first tranche Notes but prior to the second anniversary thereof, in an aggregate principal amount of up to $25 million, which would have been funded in the sole discretion of the applicable purchasers.

The Amendment provides, among other things, for the waiver of the Second Tranche Condition and, upon the satisfaction of certain other funding conditions, the issuance of the second tranche Notes in an aggregate principal amount equal to $20 million. Furthermore, the New Purchaser has committed to purchase certain third tranche Notes and, at any time after the Effective Date but prior to April 15, 2023, upon the satisfaction of certain conditions, including a minimum net product sales target for Upneeq over a specified period of time, the Company may request the issuance of third tranche Notes in an aggregate principal amount of up to $25 million.

Under the Amendment, the Issuer will continue to have the option to voluntarily prepay the Notes upon the satisfaction of certain conditions and with each such prepayment being accompanied by, as applicable, (1) a make-whole premium, (2) an exit fee of 2% of the principal amount of the Notes prepaid, (3) certain other fees, indemnities and expenses and (4) all accrued interest on the principal amount of the Notes being so prepaid. The Amendment provides, for the reset of the date from which the make whole premium is applicable with respect to the first tranche Notes. Specifically, the make whole premium with respect to the first tranche Notes will change from October 12, 2021 to either (A) March 1, 2022, if the third tranche Notes are not issued or (B) the date on which the second tranche notes are issued, if the third tranche Notes are issued. The Amendment further provides that the make whole premium with respect to the (x) second tranche Notes, if issued, will be applicable from the date on which the second tranche Notes are issued until the second anniversary thereof and (y) third tranche Notes, if issued, will be applicable from the date on which the third tranche Notes are issued until the second anniversary thereof.

Further, the Amendment provides for the replacement of a LIBOR-based interest rate under the Existing Note Purchase Agreement with a Term SOFR-based interest rate. After September 30, 2022, any outstanding Notes will bear interest at a rate of 9.0% plus adjusted three-month Term SOFR, with a floor of 1.50% and cap of 3.00%, payable in cash quarterly arrears, and will continue to mature five (5) years following the date of issuance of the first tranche Notes.

As a condition to the effectiveness of the Amendment, on August 4, 2022, the Company entered into a series of share subscription agreements (collectively, the “Share Subscription Agreements”) with Athyrium Opportunities IV Co-Invest 2 LP (“Athyrium”), Avista Healthcare Partners, L.P. (“Avista”), Brian Markison and James Schaub (together, the “Equity Purchasers”), pursuant to which the Company agreed to sell and issue to the Equity Purchasers, in a private placement (the “Private Placement”), 15,451,612 ordinary shares of the Company, nominal value $0.01 per share (the “Ordinary Shares”), in the aggregate. Pursuant to the Share Subscription Agreements, the closing of the Private Placement is scheduled to occur on August 8, 2022, subject to the satisfaction of customary closing conditions. The Company agreed to issue and sell, at a purchase price of $1.55 per ordinary share, (i) 6,451,612 Ordinary Shares to Athyrium; (ii) 8,000,000 Ordinary Shares to Avista; (iii) 850,000 Ordinary Shares to Brian Markison; and (iv) 150,000 Ordinary Shares to James Schaub (together, the “Shares”), for aggregate gross proceeds to the Company of approximately $24 million, before deducting offering expenses payable by the Company. The Share Subscription Agreement also provides the Equity Purchasers with certain registration rights.

The Equity Purchasers are shareholders of the Company. Brian Markison is a director and Chief Executive Officer of the Company and James Schaub is Executive Vice President and Chief Operating Officer of the Company.

The foregoing description of the Amendment and the Share Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Share Subscription Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Private Placement referenced above is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2). The Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Purchaser in connection with the Private Placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC
Dated: August 4, 2022
	By:	/s/ Brian Markison
Brian Markison Chief Executive Officer